CounterPath Reports Third Quarter
Fiscal 2017 Financial Results

Transition to Recurring Revenue Continues

VANCOUVER, BC, Canada — March 13, 2017 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: PATH), a global provider of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and carriers, today announced the financial and operating results for its third quarter ended January 31, 2017 of fiscal year 2017.

Third Quarter Financial Highlights (unaudited)

  Quarterly revenue of $2.6 million compared to revenue of $2.7 million for the third quarter of fiscal 2016.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 16% for the quarter compared to third quarter of fiscal 2016.

  Gross margin of 86% for the third quarter of fiscal 2017 compared to 83% for the third quarter of fiscal 2016.

  Non-GAAP loss from operations improved to $0.37 million compared to non-GAAP loss from operations of $0.41 million for the third quarter of fiscal 2016.

  Net loss of $0.7 million, or $0.14 per share, compared to a net loss of $0.2 million, or $0.05 per share, for the third quarter of fiscal 2016.

  Non-GAAP net loss improved to $0.4 million, or $0.08 per share, compared to a Non-GAAP net loss of $0.4 million, or $0.09 per share, for the third quarter of fiscal 2016.

  Cash of $2.5 million as of January 31, 2017 compared to cash of $2.2 million as of April 30, 2016.

Management Commentary

“During the last quarter, we grew both our software revenue and our subscription, support and maintenance revenue” said Donovan Jones, President and Chief Executive Officer. “This growth in revenue was offset by a decline in professional services revenue as we refocused headcount from lower margin customization of software for contract customers to development of scalable cloud based Bria X. We also launched Bria X, a Software-as-a Service (SaaS) solution that enables SMB’s and enterprises to communicate and collaborate in a secure and productive environment. The initial users of Bria X have the opportunity to try the solution on a 30-day trial basis before converting to a paid for subscription. While it’s relatively early in the process, we are seeing conversion from free to paid and our content marketing program and referrals are filling the top end of the funnel. In addition, we have been developing features further differentiating our offering in the high value communication and collaboration enterprise space” continued Jones.

CounterPath Reports Third Quarter Fiscal 2017 Financial Results

Recent Business Highlights

  Recently selected by a multi-billion dollar health care information technology provider to enable it to provide secure and high quality communication applications to the health care industry.

  Introduced support for Apple iOS CallKit providing Bria iPhone users with a native user calling experience including the ability to answer Bria calls with a single swipe when the user’s iPhone is locked.

  Announced the certified interoperability of Jabra USB and Bluetooth headset devices with the Company’s latest offering, Bria X.

  Announced the closing of a non-brokered private placement of 454,097 shares of common stock of the Company at a price of $2.05 per share for total gross proceeds of $930,899.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited. Per share figures reflect the impact of a one-for-ten reverse stock split effected at the opening of trading on November 2, 2015 which has been retroactively applied to the figures in this new release and the consolidated financial statements.)

Revenue was $2.6 million for the quarter ended January 31, 2017 compared to $2.7 million for the same quarter last fiscal year. Software revenue for the quarter ended January 31, 2017 was $1.3 million compared to $1.3 million for the same quarter last fiscal year, subscription, support and maintenance revenue for the quarter ended January 31, 2017 was $1.0 million compared to $0.9 million for the same quarter last fiscal year, and professional services and other revenue for the quarter ended January 31, 2017 was $0.2 million compared to $0.5 million for the same quarter last fiscal year.

Operating expenses for the quarter ended January 31, 2017 were $3.1 million compared to $3.2 million for the same quarter last fiscal year. Operating expenses for the quarter ended January 31, 2017 included a non-cash stock-based compensation expense of $0.2 million (2016 - $0.2 million). Sales and marketing expenses were $0.8 million for the quarter ended January 31, 2017 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended January 31, 2017, research and development expenses were $1.2 million and general and administrative expenses were $0.7 million compared to $1.1 million and $0.7 million, respectively, for the same quarter last fiscal year.

Foreign exchange gain/(loss) for the quarter ended January 31, 2017 was ($0.2) million compared to $0.3 million for the same quarter last fiscal year. The foreign exchange gain/(loss) represents the gain/(loss) on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended January 31, 2017 was $0.7 million, or ($0.14) per share, compared to a net loss of $0.2 million, or ($0.05) per share, for the same quarter last fiscal year. As of January 31, 2017, the Company had $2.5 million in cash, compared to $2.2 million at April 30, 2016.

CounterPath Reports Third Quarter Fiscal 2017 Financial Results

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers, (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition, (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products, (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or be delisted from a stock exchange on which its common stock trades, (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business, (6) the success by the Company of the sales of its current and new products, (7) the impact of technology changes on the Company’s products and industry, (8) the failure to develop new and innovative products using the Company’s technologies, and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, or in the annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

About CounterPath
CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Rogers and Verizon. Visit www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

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(TABLES TO FOLLOW)

CounterPath Reports Third Quarter Fiscal 2017 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	January 31,	April 30,
	2017	2016
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$2,521,698	$2,159,738
Accounts receivable (net of allowance for doubtful accounts of $417,167 and $547,173, respectively)	2,815,232	3,209,279
Prepaid expenses and deposits	154,398	184,644
Total current assets	5,491,328	5,553,661

Deposits	94,816	93,868
Equipment	135,961	142,563
Goodwill	6,719,855	7,001,228
Other assets	197,326	174,811
Total Assets	$12,639,286	$12,966,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,873,233	$1,943,108
Accrued warranty	58,626	61,356
Customer deposits	21,499	2,384
Unearned revenue	2,083,171	1,808,857
Total current liabilities	4,036,529	3,815,705

Deferred lease inducements	26,503	35,379
Unrecognized tax benefit	10,563	10,563
Total liabilities	4,073,595	3,861,647

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: January 31, 2017 – nil; April 30, 2016 – nil	–	–
Common stock, $0.001 par value Authorized: 10,000,000 Issued and outstanding: January 31, 2017 – 5,006,545; April 30, 2016 – 4,542,348	5,007	4,542
Treasury stock	–	–
Additional paid-in capital	71,669,964	70,065,082
Accumulated deficit	(59,632,571)	(58,022,500)
Accumulated other comprehensive loss – currency translation adjustment	(3,476,709)	(2,942,640)
Total stockholders’ equity	8,565,691	9,104,484
Liabilities and Stockholders’ Equity	$12,639,286	$12,966,131

CounterPath Reports Third Quarter Fiscal 2017 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
Revenue:
Software	$1,324,203	$1,305,756	$4,223,066	$4,259,734
Subscription, support and maintenance	1,031,162	886,343	2,944,349	2,600,382
Professional services and other	199,994	462,287	1,165,051	1,180,855
Total revenue	2,555,359	2,654,386	8,332,466	8,040,971
Operating expenses:
Cost of sales (includes depreciation of $4,975 (2016 – $5,419))	360,722	464,102	1,334,385	1,441,667
Sales and marketing	819,958	955,801	2,770,367	3,177,183
Research and development	1,215,783	1,119,046	3,524,959	3,519,692
General and administrative	678,243	708,062	2,531,322	2,419,825
Total operating expenses	3,074,706	3,247,011	10,161,033	10,558,367
Loss from operations	(519,347)	(592,625)	(1,828,567)	(2,517,396)
Interest and other income (expense), net:
Interest and other income	36	1,323	222	4,097
Interest expense	–	(168)	–	(2,253)
Fair value adjustment on derivative instruments	–	–	–	(47,690)
Foreign exchange (loss)/gain	(162,829)	343,349	218,274	870,560
Net loss for the period	$(682,140)	$(248,121)	$(1,610,071)	$(1,692,682)

Net loss per share:
Basic and diluted	$(0.14)	$(0.05)	$(0.35)	$(0.38)

Weighted average common shares outstanding:
Basic and diluted	4,789,675	4,538,373	4,631,472	4,400,136

CounterPath Reports Third Quarter Fiscal 2017 Financial Results

Non-GAAP Financial Measures
This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to gross profit and income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation, fair value adjustment on derivative instruments charges and foreign exchange expenses relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of the Company’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

Non-GAAP income (loss) from operations:	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016

GAAP income (loss) from operations	$(519,347)	$(592,625)	$(1,828,567)	$(2,517,396)
Plus:
Stock-based compensation	150,325	185,209	701,515	746,782
Non-GAAP income (loss) from operations	$(369,022)	$(407,416)	$(1,127,052)	$(1,770,614)

Non-GAAP net income (loss):	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016

GAAP net income (loss)	$(682,140)	$(248,121)	$(1,610,071)	$(1,692,682)
Plus: .
Stock-based compensation	150,325	185,209	701,515	746,782
Fair value adjustment on derivative instruments	-	-	-	47,690
Foreign exchange	162,829	(343,349)	(218,274)	(870,560)
Non-GAAP net income (loss)	$(368,986)	$(406,261)	$(1,126,830)	$(1,768,770)

GAAP net income (loss) per share – basic and diluted	$(0.14)	$(0.05)	$(0.35)	$(0.38)

Non-GAAP net Income (loss) per share – basic and diluted	$(0.08)	$(0.09)	$(0.24)	$(0.40)